Exhbit 8(iv) under Form N-1A
                        Exhibit 10 under Item 601/Reg S-K


                            Amendment #3 to Exhibit A

Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Institutional Funds is hereby amended by adding the following to the List of Portfolios:



THE FOLLOWING IS A LIST OF PORTFOLIOS     THE FOLLOWING IS A LIST OF INVESTMENT
REFERRED TO IN THE FIRST WHEREAS      PORTFOLIOS REFERRED TO IN SECTION 28
CLAUSE OF THE AGREEMENT.              OF THE AGREEMENT.


Institutional Treasury Assets Fund    [Not applicable]


Dated as of October 31,1997                     BT INSTITUTIONAL FUNDS



                                          By:./s/ Charles L. Davis, Jr.
                                          Name:  Charles L. Davis, Jr.
                                          Title:    Vice President



                                          BANKERS TRUST COMPANY



                                          By:  /s/ Brian W. Wixted
                                          Name:  Brian W. Wixted
                                          Title:  Vice President